UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2019

LANTHEUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36569	35-2318913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA		01862
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2019, Cesare Orlandi, M.D., the Chief Medical Officer of Lantheus Holdings, Inc. (the “Company”), informed the Company of his intention to retire, effective September 2, 2019.

A copy of the Company’s press release announcing Dr. Orlandi’s retirement is attached hereto as Exhibit 99.1.

Item 8.01.	Other Events.

On March 25, 2019, the Company announced its promotion of John Bolla from Senior Vice President, Technical Operations, to Chief Operations Officer of the Company, effective immediately.

A copy of the Company’s press release announcing Mr. Bolla’s promotion is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Lantheus Holdings, Inc. dated March 25, 2019, entitled “Lantheus Announces Upcoming Retirement of Chief Medical Officer in September 2019 and Promotion of Senior Vice President, Technical Operations to Chief Operations Officer”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS HOLDINGS, INC.

By:	/S/ Michael P. Duffy
Name:	Michael P. Duffy
Title:	General Counsel, Senior Vice President, Law and Public Policy, and Secretary

Date: March 25, 2019

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Lantheus Holdings, Inc. dated March 25, 2019, entitled “Lantheus Announces Upcoming Retirement of Chief Medical Officer in September 2019 and Promotion of Senior Vice President, Technical Operations to Chief Operations Officer”